Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260299

Prospectus Supplement No. 8

(to prospectus dated November 1, 2021)

UP TO 8,526,546 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF WARRANTS

UP TO 12,668,314 SHARES OF COMMON STOCK

UP TO 3,500,000 PRIVATE PLACEMENT WARRANTS

This prospectus supplement (this “Prospectus Supplement”) is being filed to update and supplement the information contained in the prospectus dated November 1, 2021 (as may be supplemented or amended from time to time, the “Prospectus”), with the information contained in our Current Report on Form 8-K, which we filed with the SEC on June 1, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this Prospectus Supplement.

The Prospectus and this Prospectus Supplement relate to the issuance by us of up to an aggregate of 8,526,546 shares of our common stock, par value $0.0001 per share (“Common Stock”), which consists of:

•

up to 4,311,322 shares of Common Stock that are issuable upon the exercise of 8,622,644 warrants originally issued in the initial public offering of Chardan Healthcare Acquisition 2 Corp. (“Chardan”) to the holders thereof (the “Public Warrants”);

•

up to 3,500,000 shares of Common Stock that are issuable upon the exercise of 3,500,000 warrants originally issued in a private placement concurrently with the initial public offering of Chardan (the “Private Placement Warrants”); and

•

up to 715,224 shares of Common Stock that are issuable upon the exercise of a pre-funded warrant originally issued in the PIPE Investment (as defined below) (the “Pre-Funded Warrant”, and together with the Public Warrants and the Private Placement Warrants, the “Warrants”).

In addition, the Prospectus and this Prospectus Supplement relate to the resale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 12,668,314 shares of Common Stock and 3,500,000 Private Placement Warrants, which consists of:

•

up to 2,284,776 shares of Common Stock (the “PIPE Shares”) issued in a private placement pursuant to subscription agreements entered into between us and the subscribers on March 22, 2021 (the “PIPE Investment”);

•

up to 6,305,061 shares of Common Stock (the “Old Renovacor Stockholder Shares”) issued to certain former stockholders of Old Renovacor (defined below) (the “Old Renovacor Stockholders”) in connection with the Merger (as defined below);

•	up to 1,655,661 shares of Common Stock (the “Sponsor Shares”) originally issued in a private placement to Chardan Investments 2, LLC (the “Sponsor”) and certain of its directors and employees;

•	up to 1,922,816 shares of Common Stock (the “Earnout Shares”) that may be issued pursuant to the earnout provisions of the Merger Agreement (as defined herein);

•

up to 500,000 shares of restricted Common Stock held in escrow and subject to forfeiture pursuant to certain conditions more fully described in the Sponsor Support Agreement (as defined herein) (the “Sponsor Earnout Shares”); and

•	up to 3,500,000 Private Placement Warrants.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

We are a “smaller reporting company” and “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced reporting requirements.

Our Common Stock is currently listed on the NYSE American LLC (the “NYSE”) under the symbol “RCOR”, and our Public Warrants are currently listed on NYSE under the symbol “RCOR.WS”. On May 31, 2022, the closing price of our Common Stock was $1.94 and the closing price for our Public Warrants was $0.15.

See the section “ Risk Factors” beginning on page 10 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 1, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Renovacor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39271	83-3169838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Broadway, Suite 310 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 424-2650

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCOR	NYSE American LLC
Warrants to purchase one share of common stock at an exercise price of $11.50	RCOR.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 1, 2022, Renovacor, Inc. (the “Company”) updated information reflected in a slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the updated presentation in various meetings from time to time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Presentation of Renovacor, Inc., dated June 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENOVACOR, INC.

Date: June 1, 2022	By:	/s/ Magdalene Cook, M.D.
Magdalene Cook, M.D.
President, Chief Executive Officer and Director

RENOVACOR CORPORATE PRESENTATION NYSE: RCOR June 2022 Exhibit 99.1

Forward Looking Statements Certain statements in this Presentation may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally relate to future events or the Company’s future ﬁnancial or operating performance. For example, statements regarding anticipated growth in the industry in which the Company operates and anticipated growth in demand for the Company’s products, the Company's planned research and development activities, the Company's planned clinical trials, including timing of receipt of data from the same, the planned regulatory framework for the Company's product candidates, the strength of the Company's intellectual property portfolio and projections of the Company’s future ﬁnancial results and other metrics, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon current estimates and assumptions of the Company and its management and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this presentation. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, the ability of the company to grow and manage growth, maintain relationships with customers and suppliers and retain its management and key employees; the Company's ability to successfully advance its current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business or competitive factors; the Company’s estimates of expenses and proﬁtability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and continue to innovate its existing products; the ability of the Company to defend its intellectual property; the impact of the COVID-19 pandemic on the Company’s business, labor shortages and supply chain; and the risks and uncertainties described in the “Risk Factors” section of the Company's annual and quarterly reports filed the Securities Exchange Commission. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no duty to update these forward-looking statements.

Mission Renovacor’s mission is to deliver innovative precision therapies to improve the lives of patients and families battling genetically-driven cardiovascular and mechanistically-related diseases Leverage the knowledge of the underlying genetic mechanisms of disease to create transformative novel therapies Focus near-term on BAG3 dilated cardiomyopathy (BAG3 DCM) AAV gene therapy, which targets the underlying cause of this devastating monogenic form of heart failure Translate advances in rare disease populations to more prevalent populations where the unmet medical need is high

Cardiovascular Disease is the #1 Cause of Death Worldwide[1]

Cardiomyopathy
- Primary disease of the heart muscle and a major contributor to burden of cardiovascular disease
- Global mortality 370,000 in 2020 was up 43% from 1990[2]

Dilated Cardiomyopathy (DCM)
- Decrease in contractility causes heart's pumping chambers to enlarge
- Most common form of cardiomyopathy

Familial DCM
- 20-50% of DCM patients; up to 40% have identifiable genetic cause[2]
- Scientific societies recently endorsed clinical genetic testing for DCM patients and families[3,4]

BAG3 DCM
- Mutations in BCL2-associated athanogene 3 (*BAG3*) gene are among the more common pathogenic genetic variants observed in DCM[5]
- BAG3 expression is markedly diminished in patients with severe ischemic or nonischemic DCM[6]

Currently approved therapies do not address the underlying cause of disease

1. Centers for Disease Control and Prevention, Weekly Counts of Deaths by State and Select Causes, 2019-2020
2. American Heart Association Statistical Update: Heart Disease and Stroke Statistics – 2022, mortality rate includes myocarditis
3. Ackerman MJ et al. Heart Rhythm 2011
4. Musumuru K et al. Circulation: Genomic and Precision Medicine 2020
5. Kirk JA et al. J Clin Invest. 2021
6. Feldman AM et al. J. Cell. Physiol. 2014

RENOVACOR 4

Precision Medicine is Changing the Treatment Paradigm for Patients and Families with Cardiovascular Disease

Advantages of precision medicine for heart failure (HF)

- **Seeks to address underlying cause to deliver greater therapeutic benefit compared to current standard-of-care.** Addressing the personal & financial burden of multiple HF medications (avg. of ≥3/patient),[1] implanted devices, and heart transplant
- **Expected to eliminate the need for large (>8,000) patient studies[2].** By focusing on segments of the HF patient population most likely to benefit
- **Focus on endpoints that we believe are most important to patients.** Emphasizing improvements in quality of life

> *"Precision medicine strives to delineate disease using multiple data sources…By defining disease at a deeper level, we can treat patients based on an understanding of the molecular underpinnings of their presentations, rather than grouping patients into broad categories with one-size-fits-all treatments."* - ***Dainis and Ashley 2018[3]***

RENOVACOR

1. Unlu et al, Circulation: Heart Failure. 2020 2. Teerlink et al, NEJM 2021 3. Dainis AM, Ashley EA. JACC Basic Transl Sci. 2018

5

BAG3 DCM is a Devastating Disease BAG3 DCM presents in otherwise healthy individuals and rapidly progresses Caused by a genetic defect in the BAG3 gene Cardiovascular health is dependent on adequate levels of functional BAG3 protein BAG3 mutations typically lead to reduced BAG3 protein levels Prevalence of BAG3 DCM in US estimated to be as high as 30,000 patients1 and is expected to grow with increasing genetic testing and disease awareness ~80% penetrance at >40 years of age2 At diagnosis, ~68% symptomatic, ~20% severely symptomatic with heart failure2 Patients have significant limitations on their activities of daily living, such as employment, walking, attending to personal care, etc. Severely symptomatic patients are frequently hospitalized for acute decompensation3 High risk of progression to end stage disease ~19% of patients with BAG3 DCM require mechanical cardiac support, heart transplant, or have HF-related death at 12 months after diagnosis, nearly twice the rate of similarly staged non-BAG3 DCM patients2,4,5 Currently there are no approved therapies that address underlying cause of disease 1. Virani et al., Circ. 2021; Steinberg et al., Circ. 2012; Brouwers et al., Eur Heart J. 2013; Bhambhani et al., Eur J Heart Fail. 2018; Kapoor et al., JACC:Heart Fail. 2016; Pfeffer et al., Lancet 2003; Balmforth et al., JACC:Heart Fail. 2019; Felker et al., NEJM 2000; Haas et al., Eur Heart J. 2015; Kindel et al., J Card Fail. 2012; Pugh et al., Genet Med. 2014; Petretta et al., Am J Cardiol. 2011; McNally and Mestroni, Circ Res. 2017; Sweet et al., Exp. Op. Orphan Drugs 2016; Ganesh et al., Circ. 2013; Aragam et al., AHA Scient. Sess. 2021; Villard et al., Eur. Heart J. 2011; Franaszczyk et al., J Trans Med. 2014; Chami et al., Can J Cardiol. 2014; Arimura et al., Human Mut. 2011; Dominguez et al., JACC 2018; Norton et al., Am J Human Gen. 2011. 2. Domínguez et al., JACC, 2018; 3. Ahmed A. Am J Cardiol. 2007; 4.McNamara et al., Circulation, 2001; 5. Kubanek M et al. JACC 2013

Local (retrograde coronary sinus infusion, or RCSI) delivery allows lower total dose Reduces potential for various vector toxicities May reduce burden on manufacturing We believe monogenic diseases with well understood biology are ideal targets for AAV GTxs Targeting disease with known genetic origin BAG3 mutations well-documented as driver in DCM Goal is to increase BAG3 levels in DCM subjects Non-immunogenic one-time human BAG3 payload Therapeutic payload is human BAG3 gene DCM patients are haploinsufficient and produce low levels of native BAG3; therefore, the protein is not foreign and should not elicit an immune response Utilizes validated AAV9 capsid AAV9 currently used in one approved therapy (Zolgensma) and widely in clinical trials AAV9 has demonstrated cardiac tropism Has high transduction efficiency Non-integrative vector We Believe Renovacor’s REN-001 is Well Positioned for Success REN-001 is designed to directly address the underlying cause of BAG3 DCM by potentially increasing levels of functional BAG3 protein in the heart GTx: gene therapy

Lead Program REN-001 for BAG3-associated Dilated Cardiomyopathy (BAG3 DCM)

BAG3 Regulates Multiple Important Functions in Cardiomyocytes Sources: Knezevic et al., 2016; Myers et al., 2018 Enhances contractility by linking the β-adrenergic receptor and L-type Ca2+ channel Cardiac contractility Provides support for the sarcomere by linking actin myofibrils with the Z-disc Structural support Facilitates autophagy as a co-chaperone with heat shock proteins, recycling misfolded proteins Protein quality control Inhibits apoptosis (programmed cell death) through binding of BCL2 Anti-apoptosis We believe that a gene therapy approach is best positioned to restore the broad biological functions of BAG3 in the heart

Mutations in BAG3 Reduce Levels of Protein and are Associated with Reduced Force Generating Capacity in Heart Tissue from DCM Patients

Most BAG3 mutations in DCM cause reduced levels of BAG3 protein

>80% of BAG3 DCM patients had mutations causing haploinsufficiency, resulting in reduced levels of BAG3 protein [1]

Healthy control | *DCM patient with BAG3 mutation*





Red staining shows BAG3 protein in cardiac tissue

Lower levels of BAG3 are associated with reduced contractility in DCM patients

BAG3 levels in DCM patients are positively correlated with force generating capacity [2]



Myofilament maximum force generating capacity (Fmax) in DCM patient tissue *
60
40
20
0
1st
2nd
3rd
4th
BAG3 expression quartiles
Lower
Higher

* Patients with idiopathic DCM

REN-001's goal is to increase expression of BAG3 in the heart and potentially correct the underlying disease in BAG3 DCM patients

RENOVACOR

1. Domínguez *et al.*, *JACC*, 2018; 2. Martin *et al.*, *Nature Communications*, 2021

10

AAV9 BAG3 Prevents the Onset of Cardiac Impairment in a Genetic Mouse Model of BAG3-associated DCM

BAG3 +/- mice have ~50% of BAG3 protein and develop a reduced ejection fraction (EF)

BAG3 protein levels


1.5
0.0
***
BAG3+/+
BAG3+/-

Ejection fraction


% Ejection Fraction
100
80
60
40
20
0
**
*
+/+
+/-
4 weeks
8 weeks
10 weeks
12 weeks

~50% BAG3 protein levels seen in BAG3 +/- mice

BAG3 +/- mice develop reduced EF, recapitulating the DCM clinical phenotype

AAV9 BAG3 prevented the onset of reduced ejection fraction

Ejection fraction in WT and BAG3 +/- mice treated at age 6-8 weeks with AAV9-GFP or AAV9-BAG3


%EF
100
80
60
40
20
0
Pre-injection
2 Weeks
4 Weeks
6 Weeks
*
*
*
WT mice: AAV-GFP or AAV-BAG3
BAG3 +/- mice: AAV9 BAG3 treatment group
BAG3 +/- mice: Control group (AAV-GFP)
+/+ AAV9-GFP (N=4)
+/+ AAV9-WtBAG3 (N=4)
+/- AAV9-GFP (N=3)
+/- AAV9-WtBAG3 (N=3)

*p=.04, .01 and .003 respectively at 2, 4 and 6 weeks for +/- AAV9-GFP vs. +/- AAV9-BAG3 arms; dose = 1×10^{13} genome copies (gc). Weeks on X-axis denote time since treatment.

Sources: Haploinsufficiency data published in Myers VD., … Feldman AM., *J Cell Physiol.* 2018; *AAV-BAG3 administration adapted from data published in* Myers VD., … Feldman AM., *JAMA Cardiol.* 2018; and unpublished data from the Feldman lab.

RENOVACOR
11

Renovacor’s Approach to Cardiac Delivery Retrograde coronary sinus infusion (RCSI) Overview of RCSI Coronary sinus (CS) - confluence of veins draining heart into right atrium Routine procedure for placement of left ventricular pacemaker leads during cardiac resynchronization Emerging route of administration in cardiac gene therapy studies   Leverages currently used clinical procedure and equipment Ability to transduce heart using much lower doses of AAV Potential to maximize exposure of heart to AAV Reduced potential for various vector toxicities Additional potential benefits (e.g., manufacturing) REN-001 is delivered into the coronary sinus using a catheter Potential advantages of RCSI

RCSI Delivery of REN-001 Resulted in Successful Cardiac Transduction Above Key VCN Threshold at Doses <1e13 vg/kg in a Pilot Pig Study

JACC Journals

VCN >1 seen in pig heart model with REN-001 doses <1e13 vg/kg



3
2
1
0
Vector Genomes Per Cardiomyocyte
VCN of 1
Vehicle
5e13 total vg; 1.46e12 vg/kg
1e14 total vg; 3.45e12 vg/kg
2.5e14 total vg; 7.58e12 vg/kg
REN-001 dose groups

VCN: vector copy number

Key Takeaways - Results Published in JACC: BTS

- **Delivery of REN-001 via RCSI results in robust transduction of a large animal heart**
- **Transcription of the BAG3 transgene detected**
- **No safety issues detected**
- **Results informed design of ongoing GLP-toxicology and biodistribution study in healthy pig model**
  - Expect inclusion in IND data package

Notes: Viral genome per cardiomyocyte data are shown as the mean (+/- SEM) of 18 tissue sections taken per heart (excluding values >3 standard deviations from the mean) and assume 8 nuclei in each cardiomyocyte (Velayuthan et al., *J Mol Cell Cardiology*, 2020); Vehicle n=1, 5e13 total vg (average of 1.46e12vg/kg) n=4, 1e14 total vg (average of 3.45e12vg/kg) n=2, 2.5e14 total vg (7.58e12vg/kg) n=1.

RENOVACOR

13

Results Published in JACC BTS Demonstrate Diffuse Myocardial Transduction in a Pilot Pig Study

JACC Journals


Ring 5
Ring 4
Ring 3
Ring 2
Ring 1
AN
RV
S
AL
IN
IL

Regional Analysis of Transduction:
Mean ± SEM Vector Genomes Per Cardiomyocyte for Rings 2, 3 and 4

	Vehicle	5e13 total vg; 1.46e12 vg/kg	1e14 total vg; 3.45e12 vg/kg	2.5e14 total vg; 7.58e12 vg/kg
Anterior	0.1±0.1	0.2±0.1	4.9±3.9	1.1±0.2
Anterolateral	0.0±0.0	0.2±0.1	0.6±0.3	0.8±0.3
Inferior	0.0±0.0	0.4±0.1*	2.5±1.4*	1.0±0.2
Inferolateral	0.0±0.0	2.2±1.1	2.6±2.0	2.9±1.9
Septum	0.0±0.0	0.7±0.5	1.0±0.3	1.1±0.2
Right ventricle	0.0±0.0	0.5±0.3	0.6±0.2	1.0±0.3*

Notes: Mean ± SEM vector genomes per cardiomyocyte, assuming 8 nuclei in each cardiomyocyte (Velayuthan et al., *J Mol Cell Cardiology*, 2020) from five LV regions and the RV free wall in rings 2-4. # animals per group: Vehicle n=1, 5e13 total vg (average of 1.46e12vg/kg) n=4, 1e14 total vg (average of 3.45e12vg/kg) n=2, 2.5e14 total vg (7.58e12vg/kg) n=1. *Indicates data from one ring not presented, due to values more than 3 standard deviations from the mean.

RENOVACOR
14

Significant Progress Made Across Key Ongoing Preclinical Studies Natural history / survival study of BAG3 mouse model Impaired survival phenotype present in BAG3 DCM mouse model Preliminary / interim data indicating LV dilation and functional decline, consistent with a DCM phenotype New data and learnings were leveraged to optimize the design of the dose-ranging study of REN-001 in the same mouse model Dose-ranging and durability studies in BAG3 mouse model Dose-ranging study optimized to assess for multiple efficacy measures at different timepoints, leveraging emerging data from the mouse natural history study Durability of effect study remains underway GLP toxicology study Dosing completed in GLP toxicology study in healthy Yucatan pigs using RCSI route of administration Study underway with data readouts anticipated to allow for potential IND filing in 2H22 LV: Left ventricle; DCM: Dilated cardiomyopathy; RCSI: Retrograde coronary sinus infusion Key preclinical data updates anticipated prior to IND filing

Renovacor's Mission in Action with Lead BAG3 DCM Program

Identify a condition with a high unmet need. Global mortality from cardiomyopathy was 370,000 in 2020[1]

Segment patients into subtypes based on the underlying cause of their disease to enable a precision medicine approach that has the potential to improve upon the standard-of-care

Focus on a disease subtype with a well understood monogenic origin. BAG3 DCM: Caused by reduced levels of BAG3 protein due to truncating mutations

Designed REN-001 to address the underlying cause of BAG3 DCM. Utilizes a validated AAV9 capsid to deliver a functional copy of the *BAG3* gene to cardiac cells

Demonstrate preclinical POC in a model that we believe accurately recapitulates human disease. Prevented onset of cardiac impairment with AAV9-BAG3 in genetic disease model of BAG3-DCM

Potential successful cardiac transduction with REN-001 delivered via RCSI at low vector dose. Local delivery may reduce potential vector-related toxicity as well as manufacturing burden

RENOVACOR

1. American Heart Association Statistical Update: Heart Disease and Stroke Statistics – 2022, mortality rate includes myocarditis; POC: Proof-of-concept

16

REN-001 Clinical Development Plan

Proposed Phase I/II Clinical Study Design for REN-001

Multi-center, open-label, single-arm dose escalation study in BAG3 DCM patients



Screen Cohort 1 patients
Dose Level 1 n = 3-6
Evaluate patients
Patients will be enrolled sequentially after DSMB greenlight
Screen Cohort 2 patients
Dose Level 2 n = 3-6
Evaluate patients

Key inclusion criteria:

- Subjects aged 18-75 with left ventricle (LV) dysfunction
- Depressed LVEF as defined by AHA/ACC Guidelines
- NYHA Class II-III HF symptoms
- Elevated NT-proBNP
- Genetic variant in BAG3 consistent with haploinsufficiency

Primary endpoint:

- Safety: Frequency and severity of AEs and SAEs
- Efficacy: Cardiac function by improvement in ejection fraction

Secondary endpoints:

- 6-minute walk test
- Exercise echocardiography
- Kansas City Cardiomyopathy Questionnaire
- Serum biomarker (NT-proBNP)

LVEF: left ventricle ejection fraction; AE: adverse event; SAE: serious adverse event; DSMB: data safety monitoring board; NYHA; New York Heart Association

18

Opportunities to Expand Beyond DCM

BAG3 Protein Levels are also Decreased in other Forms of Heart Failure HFrEF: Heart failure with reduced ejection fraction; Notes: * p<0.05 between MI-GFP and Sham-GFP, and between wild-type / sham and MLP-/- / TAC mice 1. Fang, X., et al., J Clin Invest., 2017; 2. Renovacor, data on file (2021); 3. Feldman, AM et al., J. Cellular Physiology, 2014 MLP-/- and TAC mouse models1 Post-MI Pig Model2 HF Patients3 Increasing BAG3 expression has the potential to impact additional heart failure patient populations

AAV9 BAG3 Significantly Improved the EF in a Post-MI Mouse Model[1]

Post-MI mice have reduced BAG3 expression and AAV9 BAG3 increased protein levels



BAG3 protein levels
BAG3/CLSQ
12
10
8
6
4
2
0
*
Sham-GFP
MI-GFP
MI-BAG3

AAV9 BAG3 significantly improved the EF in post-MI mice



A
B
C
D
*
†
LVEF %
80
60
40
20
0
1
3
5
7
9
11
Time (weeks)
Sham GFP n=14
Sham BAG3 n=12
MI GFP n=12
MI BAG3 n=13

A – Infarction;
B – Week 1 echo;
C – Treatment/ control injected retro-orbital at week 8 post-MI;
D – Echo at sacrifice, 23 days post-treatment; * p<0.0001; †p<0.0001

(1) Mice develop a HF phenotype with reduced BAG3; (2) AAV9-BAG3 restored normal ejection fraction in post-MI mice; and (3) AAV9-BAG3 had no impact on LVEF in control mice

CLSQ: Calsequestrin; Notes: MI: Mice randomized to receive myocardial infarction * p<0.05 between MI-GFP and Sham-GFP; 1. Knezevic T.,… Feldman, A.M., *J Am Coll Cardiol Basic Trans Science.* 2016; 1. BAG3 has a known autoregulatory mechanism (Gentilella, A. & Khalili, K., *J Cell Biochem. 2009)*

RENOVACOR
21

Corporate

Anticipated Milestones We are advancing REN-001 to IND submission (expected in 2H 2022) Submit IND in BAG3 DCM Initiate Phase I/II Trial in BAG3 DCM 2022 2021 2023 Dose ranging efficacy study in BAG3 haploinsufficient DCM murine model Durability study in BAG3 haploinsufficient DCM murine model GLP toxicology / biodistribution study in normal Yucatan pigs Complete IND-Enabling Studies Advancing Pipeline Programs

Completed RCSI = retrograde coronary sinus infusion; IV = intravenous; CV: Cardiovascular; CNS: Central nervous system Program Potential Indication Research / Discovery Preclinical IND Submission (Anticipated) Phase I Phase II Phase III Commercial Rights Heart Failure (DCM) REN-001 (AAV9-BAG3) [RCSI] BAG3-associated dilated cardiomyopathy (DCM) 2H 2022 AAV-BAG3 [IV] BAG3-associated dilated cardiomyopathy (DCM) Other Indications AAV-BAG3 Undisclosed CV indication AAV-BAG3 Undisclosed CNS indication We Expect to Submit our 1st IND in 2H 2022 | Initiation of Phase I/II Clinical Trial in BAG3 DCM Anticipated to Follow

Experienced Leadership Team



Magdalene Cook, MD | President and CEO

20+ years of experience in the life science industry primarily in investing, consulting and launching new ventures; Principal, Aisling Capital and Board member of multiple companies

AISLING CAPITAL | COLUMBIA | Vagelos College of Physicians and Surgeons



Matt Killeen, PhD, FACC, FHRS | CSO

15+ years of experience, spanning cardiovascular disease research and biotech/pharma R&D and strategy; Head of Cardiovascular Research at BioMarin; established cardiovascular therapeutic area and led the discovery and development of AAV-based gene therapies for inherited heart diseases; expertise in genetic heart disease biology and potential therapeutic opportunities

BIOMARIN | Biogen | University of Cambridge | Massachusetts General Hospital



Fred Driscoll | CFO

25+ of biotech executive experience with a deep track record of forging value accretive business development agreements with industry and government

flexion | novavax | Genelabs Technologies, Inc. | OXiGENE



Jordan Shin, MD, PhD, FACC | Senior VP, Clinical Development and Translational Science

20+ of expertise in clinical development, academic research and medical practice

LUNG | ACCELERON | reify | celularity



Marc Semigran, MD | CMO

30+ years of experience treating HF and cardiomyopathy; Senior VP of Medical Sciences and CMO at MyoKardia; experience in developing and designing clinical trials for novel therapies for cardiovascular and heart failure/HFpEF

Bristol Myers Squibb | MYOKARDIA | Harvard Medical School | Massachusetts General Hospital



Elizabeth White, PhD | CBO and Senior VP, Operations

30+ years of biotech/pharma experience including in strategy, business development, new product planning, portfolio prioritization in start-ups & large companies

NeuExcell Therapeutics | Pfizer | Wyeth



Jiwen Zhang, PhD | Chief Regulatory Officer

20+ years of regulatory affairs and quality assurance experience, with >10 years specifically in cell and gene therapy

Passage Bio | SANOFI | TMUNITY | GE Healthcare | Wyeth



Kumar Dhanasekharan, PhD | Senior VP, Technical Operations

20+ years of CMC development and manufacturing experience across complex protein therapeutics, monoclonal antibodies and in recent years, AAV gene therapies.

SwanBio | Catalent | SANOFI GENZYME | Amicus Therapeutics

RENOVACOR

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Scientific Advisory Board

Experts in Cardiovascular Disease



Arthur Feldman, MD, PhD
Renovacor, Founder and Chair of SAB
Laura H. Carnell Professor of Medicine, Temple
Former Chief of Cardiology UPMC
Past President HFSA, Assoc. of Professors of Cardiology
Lifetime Achievement Award, HFSA; Distinguished Scientist Award ACC, 2019



Michael Bristow, MD, PhD
Professor of Medicine and former Head of Cardiology, Univ. of Colorado Health Sciences
Co-founder, President and CEO, ARCA Biopharma
Founder, Myogen
Lifetime Achievement Award, HFSA
Credited with development of science and clinical utility of b-blockers for HF



Douglas Mann, MD
Lewin Prof. of Medicine, former Director of Cardiovascular Div., Washington University School of Medicine
Past President, HFSA
Lifetime Achievement Award, HFSA
Editor-in-Chief, JACC Basic Translational Science



Dennis McNamara, MD
Professor of Medicine and Dir. of the Heart Failure Research Center, UPMC
Leading expert in the genetics of dilated and hypertrophic cardiomyopathy
National Principal Investigator – IMAC I, II & III; GRAFH I & II

Experts in Gene Therapy R&D



Joseph Glorioso III, PhD
Professor in the Dept. of Microbiology and Molecular Genetics, UPMC
Founding member and past president of the American Society of Gene Therapy
Co-founder and Chair of Scientific Advisory Board at Oncorus, Inc. and Coda Biotherapeutics



Lee Sweeney, PhD
Professor in the Dept. of Pharmacology & Therapeutics, University of Florida College of Medicine
Much of Dr. Sweeney's research program is translational in focus and has produced highly cited research on inherited forms of cardiovascular disease and on the skeletal and cardiac aspects of muscular dystrophy.



Richard Peluso, PhD
Founder and President, RWP BioConsulting, LLC
Retired Vice President of Merck Vaccines & Biologics Bioprocess R&D
Previous faculty member of Microbiology Departments at Thomas Jefferson University, University of Minnesota, and Mt. Sinai School of Medicine

RENOVACOR
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Renovacor’s mission is to deliver innovative precision therapies to improve the lives of patients and families battling genetically-driven cardiovascular and mechanistically-related diseases Mission and Value Proposition Lead BAG3 DCM program targets the underlying cause of a monogenic disease with an AAV9-gene therapy Backed by strong institutional investor syndicate Proof-of-concept demonstrated in multiple preclinical models IND submission for REN-001 in BAG3 DCM anticipated in 2H 2022 Experienced management and exceptional scientific advisors

For follow-up please contact: info@renovacor.com